                                                                   EXHIBIT 10.37
                                             * CONFIDENTIAL TREATMENT REQUESTED.
CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                                                     COMMISSION.


                               DATED 9/th/ June 2000

(1)      QUATTROCENTO LIMITED

(2)      EQUINIX UK LIMITED



================================================================================
                               AGREEMENT FOR LEASE



                                - relating to -
                                      [*]


                                [*] London [*]

================================================================================


                                     OLSWANG
                                  90 Long Acre
                                London, WC2E 9TT

                              Tel.: 020 7208 8888
                              Fax: 020 7208 8800
                          email: olsmail@olswang.com

                           Ref: MAN/G0015-744/#678682

______________________
* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS AGREEMENT is made the 9/th/ day of June, 2000.

BETWEEN:

QUATTROCENTO LIMITED whose registered office is at 45 The Esplanade St. Helier Jersey Channel Islands JE4 8WQ (registered in Jersey under company number 68191) ("Landlord") and

EQUINIX UK LIMITED (Company Registration No. 3923886) whose registered office is at 100 New Bridge Street London EC4V 6JA ("Tenant")

IT IS AGREED AS follows:

1.       INTERPRETATION

1.1 Where a party is placed under a restriction in this Agreement the restriction is to be deemed to include the obligation on that party not to permit or allow the infringement of the restriction by any person

1.2 The Clause and paragraph headings in this Agreement are for ease of reference only and are not to be taken into account in the construction or interpretation of any provision to which they refer

1.3      Unless the context otherwise requires references:

         1.3.1 to numbered Clauses and Schedules are references to the relevant Clause in or Schedule to this Agreement and

         1.3.2 to a numbered paragraph in any Schedule are references to the relevant paragraph in that Schedule

1.4 Words in this Agreement denoting the singular include the plural meaning and vice versa

1.5 References to this Agreement to any statutes or statutory instruments include any statute or statutory instrument amending consolidating or replacing them respectively from time to time and for the time being in force and references to a statute include statutory instruments and regulations made pursuant to it

1.6 Words in this Agreement importing any one gender include both other genders and may be used interchangeably and words denoting natural persons where the context allows include corporations and vice versa

2.       DEFINITIONS

         In this Agreement the following words and expressions shall have the following meanings unless the context requires otherwise:

         "Access Date" the date on which the Landlord and the Tenant agree in writing that the Tenant has been given full access to the entirety of the Premises for the purpose of commencing the Tenant's Works

         "Condition" the Landlord obtaining vacant possession of the Premises

         "Condition Date" the date upon which the Landlord notifies the Tenant in writing that the Condition has been satisfied

         "Documents" the scope of works prepared by the Tenant and dated 19 April 2000 and the drawings prepared by Bechtel and numbered 24412-09S-A2-0100-00002, 24412-09S-A1-0100-00016,
         24412-09S-A1-0100-00004, 24412-09S-A1-0100-00002,
         24412-09S-A1-0100-00003 and 24412-09S-A2-0100-00001 copies of which are attached hereto

         "End Date" 14 August 2000

         "Lease" the lease of the Premises to be granted by the Landlord to the Tenant as hereinafter provided which shall:

         (i)      grant a term of 25 years from the Access Date

         (ii) reserve an initial rent firstly reserved of [*] POUNDS ((pound)[*]) per annum such rent to commence and be payable from the Rent Commencement Date

         (iii) reserve the further or additional rents as therein provided which shall be payable from the Access Date

         (iv) be in the form of the draft lease attached hereto subject only to such amendment as circumstances shall require and shall be agreed by the Landlord and the Tenant and

         (v) be engrossed (original and counterpart) by the Landlord's solicitors

         "Lease Completion Date" the date 10 working days after the Condition
         Date

         "Necessary Consents" all necessary permissions licenses and approvals under the Town and Country Planning Acts the building and fire regulations and under any other statute bye-law or regulation of any competent authority

         "Premises" the premises known as [*] London [*] as the same are more particularly described in the Lease

         "Rent Commencement Date" [*] months after the Access Date

         "Tenant's Works" such works as the Tenant shall wish to carry out to the Premises (subject to obtaining all Necessary Consents and the approval of the Landlord pursuant to

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         the Lease as if the same had been granted) prior to occupying the same as the same are listed in and form part of the Documents and

         "Termination Date" 24 December 2000

3.       CONDITIONAL AGREEMENT

3.1 This Agreement is conditional upon the satisfaction of the Condition and if the Condition has not been satisfied by the End Date then the Tenant may rescind this Agreement by written notice to the Landlord at any time thereafter prior to the Condition being satisfied

3.2 If the Condition has not been satisfied by the Termination Date then either party may rescind this Agreement by written notice to the other at any time thereafter prior to the Condition being satisfied

3.3 The Landlord shall use its best endeavors to procure the satisfaction of the Condition prior to the End Date and shall (if the Condition remains unsatisfied) continue to use such endeavors until the Termination Date

3.4 The remaining provisions of this Agreement shall apply on the Condition being satisfied

4.       LEASE AND TITLE

4.1 On the Lease Completion Date the Lease the licence for alterations the sideletter and the letter of intent (agreed drafts of which are all annexed hereto) shall be completed and the Tenant shall execute a counterpart thereof and the Landlord's solicitors shall place the Land Certificates of the Premises on deposit at HM Land Registry advising the Tenant's solicitors of the deposit numbers immediately the same are to hand

4.2 The Landlord will deduce title in accordance with Section 110 of the Land Registration Act 1925

4.3 Title having been deduced to the Tenant prior to the date hereof (as the Tenant hereby acknowledges) the Tenant shall not raise any objection or make any enquiry or requisition in respect of the Landlord's title

4.4 On completion of the Lease vacant possession of the Premises shall be given to the Tenant

4.5 So far as may be necessary the National Conditions of Sale (20th Edition) shall be incorporated herein so far as they do not conflict with the express provisions hereof

5.       TENANT'S WORKS

5.1 From the Access Date the Tenant shall have access to the Premises for the purpose of carrying out the Tenant's Works in accordance with the Documents

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

5.2 Subject as aforesaid the Tenant shall commence the Tenant's Works within 14 days after the Access Date (and subject to obtaining all Necessary Consents) and shall thereafter proceed diligently with and complete the Tenant's Works within nine months after the Access Date and shall notify the Landlord in writing immediately the same have been completed

5.3 The Tenant shall carry out the Tenant's Works in a good and workmanlike manner in accordance with the approved drawings and specification and any applicable Necessary Consents and to the reasonable satisfaction of the Landlord

5.4 On completion of the Lease the parties hereto shall complete a license by deed authorizing the Tenant's Works in the form of the licence attached hereto and in carrying out the Tenant's Works prior to such completion the Tenant shall perform and observe all the provisions of such licence as if the same were herein set out in full

6.       ACCESS PENDING GRANT OF LEASE

6.1

         6.1.1 The Landlord shall give to the Tenant not less than three working days' written notice ("Condition Notice") that the Landlord acting properly believes the Condition has been satisfied

         6.1.2    Upon receipt of the Condition Notice the Tenant shall either:

                  6.1.2.1 confirm to the Landlord in writing the Tenant's acceptance of the Condition Notice and the satisfaction of the Condition or

                  6.1.2.2 notify the Landlord in writing (giving reasons) that in the Tenant's opinion acting properly the Condition has not been satisfied

         6.1.3 If the Tenant does not respond to the Landlord within two working days of receipt of the Condition Notice the Condition shall be deemed to be satisfied and the Access Date shall be the date two working days after the date of the Condition Notice

         6.1.4

                  6.1.4.1 If the Tenant notifies the Landlord pursuant so sub-clause 6.1.2.2 above then the parties or their representatives shall jointly reinspect the property to ascertain whether or not the Condition has been satisfied such inspection taking place as soon as possible and in any event within 48 hours of the Tenant's counter-notice

                  6.1.4.2 In the event that the parties still cannot reach agreement the matter shall be referred to an independent expert agreed between the parties or in default of agreement appointed on the application of either party by the President of the Royal Institution of Chartered

                           Surveyors who shall give his decision within two working days of his appointment and

                  6.1.4.3 in the event that an independent expert is appointed then the Access Date shall be the date determined by such expert and notified to the parties in writing

         6.1.5 Within five working days of the determination of the Access Date the parties shall joint sign a memorandum confirming the Access Date for the purposes of this Agreement and the Lease

6.2 If the Tenant shall enter the Premises prior to the grant of the Lease the Tenant shall:

         6.2.1    occupy as a licensee only

         6.2.2    pay to the Landlord:

                  6.2.2.1 from the Rent Commencement Date a license fee at the same yearly rate and payable at and in the same manner as the initial yearly rent to be firstly reserved by the Lease and

                  6.2.2.2 from the Access Date any insurance premiums service charge and other monies in respect of the Premises which would be payable by the Tenant if the Lease had then been granted (all such payments being treated as a discharge for the payment of any rent insurance premium and service charge that would otherwise have been due under the Lease in respect of the same period) and

         6.2.3 be subject to the same exceptions reservations, covenants and conditions and to the other provisions contained in the Lease so far as they are not inconsistent with this Agreement and so that the Landlord shall have and be entitled to all remedies by distress action or otherwise for recovering rent in arrears and for any breach of any of the covenants or agreements on the part of the Tenant as if the Lease had been actually granted but nothing in this sub-clause shall vary or affect the application of the next succeeding Clause

6.3 Prior to the Access Date the Landlord will give every assistance and use its reasonable endeavors to allow the Tenant partial access to the Premises

6.4 Pending completion of the Lease this Agreement shall not be deemed to operate as a demise of the Premises nor shall the Tenant have or be entitled to any estate right title or interest in the Premises

7.       ALIENATION NON-MERGER

7.1 The Tenant shall not assign mortgage charge or otherwise deal with its interest under this Agreement or any part thereof and shall itself take up and complete the Lease save that the foregoing provisions of this Clause shall not prevent the Tenant assigning this

         Agreement with the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to a group company (as defined by
         Section 42 of the Landlord and Tenant Act 1954)

7.2 Notwithstanding the grant of the Lease all the obligations of the parties hereunder shall continue in full force and effect except so far as they have actually been complied with or incorporated in the Lease until all the terms and conditions hereof have been completely fulfilled

8.       DETERMINATION

8.1 The Landlord may determine this Agreement forthwith if 30 days after giving written notice to the Tenant that the Tenant has failed to pay any installment of the license fee insurance premium or service charge within 21 days after it shall have become due under the provisions of this Agreement or that the Tenant has committed any material breach of its obligations under this Agreement or there has occurred any of the events described in Clause 6.1 of the Lease which has not been remedied within the said 30 day notice period

8.2 The determination of this Agreement in any such event shall be without prejudice to any other rights or remedies of the Landlord against the Tenant for the breach non-observance or non-performance of the Tenant's obligations under this Agreement

9.       NOTICES

         Any notice served under or in connection with this Agreement shall be properly served if it complies with either the provisions of Section 196 of the Law of Property Act 1925 or Section 23 of the Landlord and Tenant Act 1927 (as amended in each case by the Recorded Delivery Service Act 1962)

10.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         Unless otherwise expressly stated nothing in this Agreement shall create or confer any rights or other benefits pursuant to the Contracts (Rights of Third Parties) Act 1999 in favour of any person other than the parties to this Agreement

         AS WITNESS the hands of the parties hereto the day and year first before written



         SIGNED BY

         for and on behalf of
         QUATTROCENTO LIMITED

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